Exhibit 99.1

ATTACHMENT 11

Administracion de Seguros de Salud July 1, 2020 to September 30, 2021 GHP (Vital) PMPM Premium Rates
Rate Cell	PMPM
Medicaid Pulmonary	$239.21
Medicaid Diabetes/Low Cardio	$390.94
Medicaid High Cardio	$774.30
Medicaid Renal	$1,356.27
Medicaid Cancer	$2,551.40
Medicaid Male 45+	$149.32
Medicaid Male 19-44	$98.38
Medicaid Male 14-18	$83.54
Medicaid Female 45+	$195.64
Medicaid Female 19-44	$131.30
Medicaid Female 14-18	$88.69
Medicaid Age 7-13	$76.22
Medicaid Age 1-6	$112.84
Medicaid Under 1	$303.69
Commonwealth Pulmonary	$188.32
Commonwealth Diabetes/Low Cardio	$236.30
Commonwealth High Cardio	$439.87
Commonwealth Renal	$755.94
Commonwealth Cancer	$1,519.82
Commonwealth Male 45+	$101.35
Commonwealth Male 19-44	$65.03
Commonwealth Male 14-18	$77.04
Commonwealth Female 45+	$136.76
Commonwealth Female 19-44	$103.19
Commonwealth Female 14-18	$80.98
Commonwealth Age 7-13	$77.54
Commonwealth Age1-6	$107.95
Commonwealth Under 1	$373.32
CHIP Pulmonary	$262.17
CHIP Diabetes	$1,067.40
CHIP Age 7-13	$87.90
CHIP Age14+	$98.01
CHIP Age 1-6	$126.98
CHIP Under 1	$306.79
Dual Eligible Part A and B	$339.08
Dual Eligible Part A Only	$341.51
Maternity Delivery Kick Payment	$5,370.02
FCDA	$449.76

Administracion de Seguros de Salud June 1, 2020 until May 31, 2021 PSG (MI Salud) PMPM Premium Rate
Rate Cell	PMPM Premium Rate
Law 72, Article VI Public Employees and Pensioners*	$191.88

Enrollees within the Law 72, Article VI Public Employees and Pensioners rate cell are not subject to Attachment 28, and instead shall remain in the Law 72, Article VI Public Employees and Pensioners rate cell during the term of their enrollment.